EXHIBIT NO. 11

 Statement Regarding the Computation of Per Share Earnings

                                                                         September 30,
                                                                 1999                        1998
                                                              --------------------------------------

Basic earnings per common share                                 $0.60                        $0.81

Basic earnings per common share before
  merger-related expenses                                       $0.85                        $0.82

Basic weighted average number of shares
    outstanding                                            11,655,706                   11,560,632

Diluted earnings per common share                               $0.58                        $0.79

Diluted earnings per common share before
  merger-related expenses                                       $0.83                        $0.80

Diluted weighted average number of shares
  outstanding                                              11,915,845                   11,844,885